UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2019

Applied BioSciences Corp.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-55523

(Commission File Number)

81-1699502

(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 1000

Beverly Hills, California 90212

(Address of principal executive offices)(Zip Code)

(310) 356-7374

Registrant’s telephone number, including area code

________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 7, 2019, Applied BioSciences Corp., a Nevada corporation (the “Company”) announced that it closed on a purchase 520,410 shares of common stock of Trace Analytics, Inc., a Washington corporation (“Trace Analytics”), at a purchase price of $2.40 per share, for an aggregate purchase price of $1,250,000, of which $750,000 was paid in cash and $500,000 of which shall be paid in shares of common stock of the Company. The Company has not yet issued the shares of common stock payable to Trace Analytics. Immediately following the purchase, the Company holds 51% of the issued and outstanding shares of common stock of Trace Analytics. The purchase was made pursuant to a Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”), dated January 1, 2019, by and between Trace Analytics, Inc., a Washington corporation (“Trace Analytics”) and the Company.

Trace Analytics is a cannabis testing laboratory and service company located in Spokane, Washington. Some of the services provided by Trace Analytics are:

•	502 compulsory testing for all types of cannabis products;
•	Industrial hemp CBD product testing;
•	Extensive terpene, residual solvents, and cannabinoid profiles;
•	Aflatoxin/Mycotoxin screening;
•	Experienced grow consultation, evaluation and related services; and
•	Edibles work up, process evaluation and dose distribution guidance.

In connection with the Common Stock Purchase Agreement, the Company also entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”), dated January 1, 2019, with Trace Analytics, Jason Zitzer, and Gordon Fargas. Mr. Zitzer and Mr. Fargas are affiliates of Trace Analytics and the only other stockholders of Trace Analytics, in addition to the Company. The Stockholders’ Agreement contains certain transfer restrictions and a right of first refusal which provides that if any party to the Stockholder’s Agreement proposes to transfer its Trace Analytics shares, Trace Analytics shall for a period of 30 days, have a first right of refusal to purchase such shares, followed by a first right of refusal for the remaining shareholders.

In connection with the Common Stock Purchase Agreement, the Company also entered into a Voting Agreement (the “Voting Agreement”), dated January 1, 2019, with Trace Analytics, Jason Zitzer, and Gordon Fargas. The Voting Agreement provides that the parties of the Voting Agreement shall vote their shares of common stock of Trace Analytics to appoint the three of the five members of the board of directors of Trace Analytics as designated by the Company, one member of the board of directors as designated by Mr. Ziter, and one member of the board of directors as designated by Mr. Fargas.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

10.1	Common Stock Purchase Agreement, dated January 1, 2019, by and between Applied BioSciences Corp. and Trace Analytics, Inc., a Washington corporation.
10.2	Stockholders’ Agreement, dated by and between Applied BioSciences Corp., Trace Analytics, Inc., a Washington corporation, Jason Zitzer, and Gordon Fargas,
10.3	Voting Agreement, dated by and between Applied BioSciences Corp., Trace Analytics, Inc., a Washington corporation, Jason Zitzer, and Gordon Fargas,

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied BioSciences Corp.

Date: January 9, 2019	By:	/s/ Chris Bridges
	Name:	Chris Bridges
	Title:	President

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